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                                                                    EXHIBIT 21.1

            SUBSIDIARIES OF U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.


U.S. Timberlands Finance Corp., a Delaware corporation.



                SUBSIDIARIES OF U.S. TIMBERLANDS FINANCE CORP.

None.